Exhibit 99.2

INDEX TO UNAUDITED PRO FORMA FINANCIAL STATEMENT

Unaudited Pro Forma Balance Sheet as of March 12, 2026	F-2
Notes to Unaudited Pro Forma Financial Statement	F-3

GALAXYEDGE ACQUISITION CORPORATION

UNAUDITED PRO FORMA BALANCE SHEET

March 12, 2026

	March 5, 2026	Pro Forma Adjustments		As Adjusted
		(Unaudited)		(Unaudited)
Assets
Current Assets
Cash	$1,002,482	$(14,001)	(e)	$903,481
		(4,000)	(g)
		(6,000)	(g)
		(75,000)	(k)
Advance – related party	129,000	(19,000)	(j)	110,000
Due from related party	-	75,000	(k)	75,000
Prepaid expenses	-	7,752	(e)	7,752
Total Current Assets	1,131,482	(35,249)		1,096,233

Cash and investments held in Trust Account	100,000,000	15,000,000	(a)	115,058,296
		75,000	(b)
		(75,000)	(c)
		58,296	(d)
Deferred offering costs	-	5,999	(e)	-
		19,000	(j)
		75,000	(c)
		46,680	(h)
		(146,679)	(l)
Total Assets	$101,131,482	$15,023,047		$116,154,529

Liabilities, Ordinary Shares Subject to Redemption and Shareholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$24,404	$1,728	(i)	$29,632
		3,500	(i)
Over-allotment option liability	132,324	(132,324)	(f)	-
Total Current Liabilities	156,728	(127,096)		29,632
Total Liabilities	156,728	(127,096)		29,632

Commitments and Contingencies (Note 6)

Ordinary shares subject to possible redemption, $0.0001 par value, 500,000,000 shares authorized, 10,000,000 shares and 11,500,000 shares at redemption value of $10.00 per share, as actual and adjusted, respectively	100,000,000	15,000,000	(a)	115,058,296
		58,296	(d)
Shareholders’ Equity:
Ordinary shares, $0.0001 par value, 500,000,000 shares authorized, 4,445,000 shares and 4,482,500 shares issued and outstanding, as actual and adjusted, respectively (excluding 10,000,000 shares subject to possible redemption)	444	3	(h)	448
		1	(b)
Additional paid-in capital	1,061,305	74,999	(b)	1,110,330
		(146,679)	(l)
		(58,296)	(d)
		132,324	(f)
		46,677	(h)
Accumulated deficit	(86,995)	58,296	(d)	(44,177)
		(1,728)	(i)
		(3,500)	(i)
		(4,000)	(g)
		(6,000)	(g)
		(250)	(e)
Total Shareholders’ Equity	974,754	91,847		1,066,601
Total Liabilities, Ordinary Shares Subject to Redemption and Shareholders’ Equity	$101,131,482	$15,023,047		$116,154,529

The accompany notes are an integral part of the unaudited pro forma financial statement.

GALAXYEDGE ACQUISITION CORPORATION
NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENT

Note 1 — Closing of Over-allotment Option and Additional Private Placement Units

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Galaxyedge Acquisition Corporation (the “Company”) as of March 5, 2026, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on March 12, 2026 as described below.

On March 5, 2026, the Company consummated its initial public offering (“IPO”) of 10,000,000 units (the “Units” and, with respect to the ordinary shares included in the Units being offered, the “Public Shares”) at an offering price of $10.00 per Unit generating gross proceeds of $100,000,000. Simultaneously with the closing of the IPO, the Company consummated a private placement (the “Private Placement”) in which Equinox Capital Solutions Limited (the “Sponsor”), purchased 220,000 units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit, generating total gross proceeds of $2,200,000.

The Company granted the underwriters a 45-day option to purchase up to an additional 1,500,000 Units (the “Option Units”) at $10.00 per unit to cover over-allotments, if any. On March 10, 2026, the underwriters notified the Company of their exercise of the over-allotment option in full to purchase 1,500,000 additional units (the “Option Units”) at $10.00 per unit. The closing of the issuance and sale of the Option Units occurred on March 12, 2026, generating total gross proceeds of $15,000,000. Simultaneously with the closing of the over-allotment option, the Company consummated the private placement of an aggregate of 7,500 Private Placement Units to the Sponsor, at a price of $10.00 per Private Placement Unit, generating gross proceeds of $75,000.

A total of $115,000,000 ($10.00 per Unit) of the net proceeds from the sales of Units in the IPO, the Option Units and the Private Placements on March 5, 2026 and March 12, 2026, were placed in a trust account with Continental Stock Transfer& Trust acting as trustee.

Pro forma adjustments to reflect the sales of the Option Units and additional Private Placement Units described above are as follows:

Pro Forma Entries		Debit	Credit
(a)	Cash and investments held in Trust Account	$15,000,000
	Ordinary share subject to possible redemption		$15,000,000
	To record the sale of 1,500,000 Option Units at $10.00 per Unit

(b)	Cash and investments held in Trust Account	$75,000
	Ordinary shares		$1
	Additional paid-in capital		$74,999
	To record the sale of 7,500 Private Placement Units at $10.00 per Unit

(c)	Deferred offering costs	$75,000
	Cash and investments held in Trust Account		$75,000
	To record payment of underwriting commission (0.50% of sale of Option Units proceeds)

(d)	Cash and investments held in Trust Account	$58,296
	Interest earned in investments held in Trust Account		$58,296
	Additional paid-in capital	$58,296
	Ordinary share subject to possible redemption		$58,296
	To record interest earned in Trust Account and to transfer interest income to temporary equity

(e)	Deferred offering costs	$5,999
	Trust fee	250
	Prepaid expense	7,752
	Cash		$14,001
	To record prepaid expense, deferred offering costs, and various trust fees

(f)	Over-allotment liability	$132,324
	Additional paid-in capital		$132,324
	To reverse over-allotment option liability

(g)	Accounting fees	$4,000
	Audit fees	6,000
	Cash		$4,000
	Cash		6,000
	To record payment of professional fees

(h)	Deferred offering costs	$46,680
	Ordinary shares		$3
	Additional paid-in capital		46,677
	To record issuance of 30,000 representative shares to underwriter and fair market value

(i)	Insurance expense	$1,728
	Administrative service expense	3,500
	Accounts payable and accrued expenses		$1,728
	Accounts payable and accrued expenses		3,500
	To record accrued expenses

(j)	Deferred offering costs	$19,000
	Advance – related party		$19,000
	To record the Sponsor’s payment for deferred offering costs using advance funds

(k)	Due from related party	$75,000
	Cash		$75,000
	To record the Sponsor’s withdrawal of cash

(l)	Additional paid-in capital	$146,679
	Deferred offering costs		$146,679
	To record the charge of deferred offering costs to APIC

F-4